As filed with the Securities and Exchange Commission on December 2, 2004
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                                                  Registration No. 333-_______
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                                 PEOPLES BANCORP

             (Exact name of Registrant as specified in its charter)

          Indiana                                     35-1811284
---------------------------------         -------------------------------------
---------------------------------         -------------------------------------
  (State of Incorporation)               (I.R.S. Employer Identification No.)

------------------------------------------------------------------------------
                             212 West Seventh Street
                                Auburn, IN 46706

                    (Address of principal executive offices)


               Employees' Savings & Profit Sharing Plan and Trust

                            (Full title of the plan)




                             Maurice F. Winkler, III
            President, Chief Executive Officer and Chief Operating Officer
                                 Peoples Bancorp
                             212 West Seventh Street
                                Auburn, IN 46706
                                 (260) 925-2500

                     (Name and address of agent for service)

                          Copies of Communications To:

                             Edward L. Lublin, Esq.
                             Francis E. Dehel, Esq.
                             Karim K. Shehadeh, Esq.
                                 Blank Rome LLP
                     Watergate, 600 New Hampshire Avenue, NW
                              Washington, DC 20037
                                 (202) 772-5800
                         CALCULATION OF REGISTRATION FEE

============================== ================= ======================= ======================= =======================
                                                    Proposed Maximum        Proposed Maximum
     Title of Securities         Amount to be           Offering               Aggregate               Amount of
      To be Registered          Registered (1)     Price per Share(2)        Offering Price         Registration Fee
------------------------------ ----------------- ----------------------- ----------------------- -----------------------
Common Stock, par value            250,000               $21.59                $5,397,500               $683.86
$1.00 per share
============================== ================= ======================= ======================= =======================


(1) Pursuant to Rule 416(c), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 401(k) Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act"), based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market within the five business days prior to the filing of this Registration Statement.

                                     PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) of PROSPECTUS

ITEM 1.  PLAN INFORMATION

         Peoples Bancorp (the "Registrant") is filing this Registration Statement on Form S-8 in order to register up to 250,000 shares of Common Stock, par value $1.00 per share ("Common Stock"), offered to employees of the Registrant and its subsidiaries under the Employees' Savings & Profit Sharing Plan and Trust (the "401(k) Plan"). The documents containing the information required in Part I of the Registration Statement will be sent or given to each participant in the 401(k) Plan as specified by Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the "Commission"), but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of
Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Upon written or oral request by a participant in the 401(k) Plan, the Registrant will provide to such participant, without charge, any document incorporated by reference in Item 3 of Part II of this Registration Statement, which is incorporated by reference into the Section 10(a) prospectus, and any document required to be delivered to a participant in the 401(k) Plan pursuant to Rule 428(b) under the Securities Act. All requests should be directed to Vice President, Human Resources, 212 West Seventh Street Auburn, IN 46706, telephone number (260) 925-2500.

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, as filed with the Securities and Exchange Commission, are incorporated herein by reference and made a part hereof:

o The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2003, filed with the Securities and Exchange Commission on December 29, 2003.

o The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2003, filed with the Securities and Exchange Commission on February 13, 2004.

o The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004, filed with the Securities and Exchange Commission on May 13, 2004.

o The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004, filed with the Securities and Exchange Commission on August 13, 2004.

o All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended September 30, 2003.

o The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-4 (File No. 333-92335), as filed with the Commission on December 8, 1999, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         For purposes of this Registration Statement, any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Registrant's Bylaws provide that Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action suit, or proceeding, whether civil, criminal, administrative, or investigative because such person is or was a director, officer, or employee or agent of Registrant or any predecessor. Under the terms of Registrant's Bylaws, this indemnification also will be provided to any person who is or was serving at the request of Registrant or any predecessor as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. Registrant's Bylaws provide for indemnification to the fullest extent permitted by law. The rights of indemnification provided in Registrant's Bylaws are not exclusive of any other rights which may be available under Indiana law, any insurance or other agreement, by vote of stockholders or disinterested directors, or otherwise.

         The Registrant has obtained directors' and officers' liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.  EXHIBITS

Exhibit Number    Description

5.1 No opinion is required because the Common Stock offered hereby is not original issuance securities.

5.2               Internal Revenue Service Determination Letter dated
                  March 7, 2002.

23.1              Consent of BKD LLP

24.1              Powers of Attorney (included on signature page)

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      to include any prospectus required by
                  Section 10(a)(3) of the 1933 Act;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided however, that paragraphs (a)(1)(i) and (a) (1) (ii) do not apply if the Registration Statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

                  (2) that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Auburn, State of Indiana, on this 2nd day of December, 2004.

                                  PEOPLES BANCORP (Registrant)

                               By:      /s/ Robert J. Wertenberger
                                      ---------------------------------------
                                            Robert J. Wertenberger
                                       Chairman of the Board and Director

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Wertenberger, Maurice F. Winkler, III and Deborah K. Stanger, and each of them, with power to act alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including pre-effective and post-effective amendments, to this Registration Statement, and any additional registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof in connection with effecting the filing of the Registration Statement.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                Title                                                          Date
/s/ Roger J. Wertenberger                Chairman of the Board and Director                       December 2, 2004
------------------------------------
Roger J. Wertenberger
/s/ Maurice F. Winkler, III              President, Chief Executive Officer and Director          December 2, 2004
------------------------------------
Maurice F. Winkler, III                  (Principal Executive Officer)
/s/ Deborah K. Stanger                   Vice President-Chief Financial Officer (Principal        December 2, 2004
------------------------------------
Deborah K. Stanger                       Financial and Accounting Officer)
/s/ John C. Thrapp                       Director                                                 December 2, 2004
------------------------------------
John C. Thrapp
/s/ Erica D. Dekko                       Director                                                 December 2, 2004
------------------------------------
Erica D. Dekko
/s/ Douglas D. Marsh                     Director                                                 December 2, 2004
------------------------------------
Douglas D. Marsh
/s/ G. Richard Gatton                    Director                                                 December 2, 2004
------------------------------------
G. Richard Gatton
/s/ Bruce S. Holwerda                    Director                                                 December 2, 2004
------------------------------------
Bruce S. Holwerda
/s/ Stephen  R. Olson                    Director                                                 December 2, 2004
------------------------------------
Stephen R. Olson

                                  EXHIBIT INDEX

Exhibit Number    Description

5.1 No opinion is required because the Common Stock offered hereby is not original issuance securities.

5.2      Internal Revenue Service Determination Letter dated March 7, 2002.

23.1     Consent of BKD LLP

24.1     Powers of Attorney (included on signature page)